                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
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         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                QUICKTURN DESIGN SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 MENTOR GRAPHICS CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
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     and 0-11.
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                   DELAWARE CHANCERY COURT STRIKES DOWN QUICKTURN
             POISON-PILL PROVISION; DECISION CLEARS THE WAY FOR MENTOR
                       GRAPHICS' TENDER OFFER TO MOVE FORWARD

          -- MENTOR CALLS ON QUICKTURN BOARD TO SIT DOWN AND NEGOTIATE AN
       AGREEMENT WITH MENTOR; CHALLENGES QUICKTURN BOARD TO STOP IGNORING THE
                    WILL OF THE MAJORITY OF ITS STOCKHOLDERS --

WILSONVILLE, OR, DECEMBER 3, 1998 -- Mentor Graphics Corporation (Nasdaq: MENT) announced today that the Delaware Court of Chancery has invalidated the deferred redemption provision of Quickturn Design Systems, Inc.'s poison pill. The decision clears the way for the vote by Quickturn stockholders at a special meeting on January 8, 1999.

The Court determined that the Quickturn directors breached their fiduciary duties to Quickturn stockholders by amending Quickturn's poison pill in an attempt to defeat the $12.125 per share, all-cash offer commenced by Mentor on August 12, 1998. In finding that the Quickturn directors breached their fiduciary duties, the Court stated that the Quickturn directors were "unable to articulate a cogent reason" why they adopted the deferred redemption provision.

Gregory K. Hinckley, Executive Vice President, Chief Operating Officer and Chief Financial Officer of Mentor Graphics, said: "The decision clears the way for our all-cash, premium offer to move forward. Quickturn stockholders now have the opportunity to elect a new Board that can remove the remaining impediments to the completion of Mentor's offer."

Mentor added that it remains ready to negotiate with the Quickturn Board. Mr. Hinckley said: "Now is the time for the Quickturn Board to sit down and negotiate an agreement with Mentor. Quickturn's stockholders should be outraged that the Quickturn Board has decided to appeal the decision and thereby continue to blatantly ignore the will of the majority of the company's stockholders who have tendered their shares to Mentor's offer. If the Quickturn Board continues to waste more of their stockholders' money, instead of negotiating with Mentor, we urge the stockholders to elect Mentor's slate of directors at the January 8, 1999 special meeting."

Mentor expects that if the nominees are elected, the new directors, subject to their fiduciary duties to all Quickturn stockholders, will take the steps necessary to facilitate the stockholders' ability to accept Mentor's $12.125 per share all-cash offer.

The special meeting of Quickturn stockholders that Mentor had called for December 11, 1998 will now be held on January 8, 1999, as a result of the Court upholding Quickturn's bylaw amendments setting the date for a special meeting. The record date for the special meeting is November 10, 1998. Mentor expects to send supplemental proxy materials to all record holders shortly. Mentor added that it presently does not intend to appeal the decision.

Mentor's Offer to Purchase, proxy solicitation materials and related documents are available on a Mentor World Wide Web site at http://www.mentorg.com/file.

The Dealer Manager for the Offer is Salomon Smith Barney. The Information Agent for the Offer is MacKenzie Partners, Inc., which can be reached toll-free at 800-322-2885 or by collect call at 212-929-5500.

Contacts:    Ry Schwark                      Todd Fogarty/Roy Winnick
             Director of Public Relations    Kekst and Company
             503/685-1660                    212/521-4800


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